Exhibit 10.4
PLEDGE OF SECURITIES
     This PLEDGE OF SECURITIES (this “Agreement”) dated as of February 22, 2006, is by High River Gold Mines Ltd., a corporation formed under the federal laws of Canada (the “Guarantor”), in favour of ROYAL GOLD, INC., a Delaware corporation (the “Secured Party”).
Recitals
     A. Société des Mines de Taparko, also known as SOMITA, SA, a société anonyme formed under the laws of the Republic of Burkina Faso (the “Debtor”) is indebted and liable to the Secured Party pursuant to that certain Funding Agreement, dated December 1, 2005, between the Debtor and the Secured Party (the “Original Funding Agreement”) as amended by First Amendment to Funding Agreement dated as of February 8, 2006, (the “First Amendment”), and as further amended and restated by Amended and Restated Funding Agreement dated as of February 22, 2006 (as so amended and restated, the “Funding Agreement”). Pursuant to the Funding Agreement, the Secured Party agreed to provide funding to the Debtor in the amount of U.S.$35,000,000 to be used in the development of the Project (as defined in the Funding Agreement) in the Republic of Burkina Faso. Except as otherwise specifically noted, all capitalized terms used but not defined in this Agreement shall have the meanings given to such terms in the Funding Agreement.
     B. The Guarantor is the indirect owner of 90% of the issued and outstanding shares of the Debtor, through one of its subsidiaries. The Government of the Republic of Burkina Faso is the owner of the remaining 10% of the issued and outstanding shares of the Debtor.
     C. In connection with the development of the Project, the Debtor has entered into the Taparko/Bouroum Project Contract Agreement, dated as of February 3, 2006 (the “Construction Agreement”), between Debtor and Senet CC, a corporation formed under the laws of the Republic of South Africa (“Senet”).
     D. Pursuant to Section 4.2 of the Construction Agreement, Senet is obligated to provide Performance Security (as defined in the Construction Agreement) in an amount equal to 10% of the Accepted Contract Amount (as defined in the Construction Agreement) reducing to 5% upon the occurrence of certain events stated therein. The Secured Party has required, as a condition precedent to disbursement of the Second Tranche under the Funding Agreement, that the Guarantor provide additional performance security for the obligations of Senet under the Construction Agreement that are the subject of the Performance Security, and the Guarantor has agreed to provide the additional performance security pursuant to the Guarantee Agreement dated February 22, 2006 (“Guaranty I”) from the Guarantor to and for the benefit of the Secured Party.
     E. Also in connection with the Funding Agreement, the Guarantor has agreed to provide a guaranty of the obligations of the Debtor to develop and complete the Project, and of other obligations of the Debtor and of the Guarantor, pursuant to the Guaranty and Agreement in Support of Somita Funding Agreement dated as of February 22, 2006 (“Guaranty II”), from the

2.

Guarantor to and for the benefit of the Secured Party, and has agreed to secure the obligations under Guaranty II by a pledge of all of the shares of stock of the Shareholder owned by International and all of the shares owned by the Shareholder of the stock of the Debtor, pursuant to the Pledge Agreement dated as of February 22, 2006 (“Pledge II”) by and among International, Shareholder, and the Secured Party.
     F. In addition to other obligations of the Guarantor under the guaranties and pledge described above, it is a condition precedent to the Secured Party’s obligation to disburse the Second Tranche under the Funding Agreement that Guarantor has executed and delivered to Secured Party the Contribution Agreement in Support of Funding Agreement dated as of February 22, 2006 (the “Contribution Agreement”) from the Guarantor to and for the benefit of the Secured Party, pursuant to which the Guarantor has committed, among other things, to provide additional funding to the Debtor for the Project, provided that the obligations of the Guarantor under the Contribution Agreement are secured by Pledge II and this Agreement.
     G. The board of directors of the Guarantor has determined that (i) the Guarantor will derive substantial direct and indirect benefit from the transactions contemplated by the Funding Agreement and the documents related thereto, (ii) the Debtor’s continuing ability to obtain the funding from the Secured Party under the Funding Agreement is important to the financial success of the Debtor and the Guarantor, (iii) the Guarantor will derive economic benefit from the financial success of the Secured Party, and (iv) it is in the best interests of the Guarantor, and necessary and convenient to the conduct, promotion and attainment of the business of the Guarantor, for the Guarantor to provide additional performance security for the Obligations as provided in this Agreement.
     H. This Agreement is executed and delivered to the Secured Party by the Guarantor to induce the Secured Party to disburse the Second Tranche to the Debtor under the Funding Agreement and in satisfaction of a condition precedent to the Secured Party providing such funding. The Guarantor acknowledges and agrees that the Secured Party would not provide the funding to the Debtor under the Funding Agreement unless the Secured Party executed and delivered this Agreement.
     I. This Agreement is the document referred to as “Pledge I” in the Funding Agreement.
Agreement
     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees with the Secured Party as follows:
1. Obligations Secured. In consideration of the Secured Party dealing with or extending credit for the benefit of Debtor, an indirectly owned subsidiary of the Guarantor, and other good and valuable consideration, the Guarantor hereby enters into this Agreement with the Secured Party as security for the payment and performance of all Obligations (as hereinafter defined).

3.

Insofar as it affects personal property located in Ontario, this Agreement is governed by the PPSA.
2. Definitions and Interpretation. In this Agreement, the following words shall, unless otherwise provided, have the meanings set out below:
“Agreement” means this Pledge of Securities, executed by Guarantor in favour of Secured Party;
“Business Day” means a day, other than a Saturday, Sunday or statutory holiday in the Province of Ontario;
“Charged Securities” means all Securities of the Guarantor charged pursuant to Section 3 of this Agreement;
“Collateral” means all Securities and other property and assets of the Guarantor and the Proceeds thereof charged pursuant to Section 3 of this Agreement;
“Money” means a medium of exchange authorized or adopted by the Parliament of Canada as part of the currency of Canada or by a foreign government as part of its currency;
“Obligation Documents” means, collectively, Guaranty I, Guaranty II and the Contribution Agreement;
“Obligations” means all present and future liabilities and obligations, direct or indirect, matured or unmatured, joint or several, absolute or contingent, of the Guarantor arising pursuant to or in respect of (a) Guaranty I, (b) Guaranty II, (c) the Contribution Agreement, and (d) the Side Letter;
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership or other entity;
“PPSA” means the Personal Property Security Act (Ontario), as amended from time to time, and any statute substituted therefor and any amendments thereto;
“Proceeds” means identifiable or traceable personal or real property in any form derived directly or indirectly from any dealing with any of the Collateral or the proceeds therefrom;
“Security” means a document that is,
(a)	issued in bearer, order or registered form,

(b)	of a type commonly dealt in upon securities exchanges or markets or commonly recognized in any area in which it is issued or dealt in as a medium for investment,

4.

(c)	one of a class or series or by its terms is divisible into a class or series of documents, and

(d)	evidence of a share, participation or other interest in property or in an enterprise or is evidence of an obligation of the issuer, and includes an uncertificated security within the meaning of Part VI (Investment Securities) of the Business Corporations Act (Ontario).
“Security Interest” means the interest in the Collateral created in favour of the Secured Party by this Agreement that secures or is intended to secure payment or performance by the Guarantor of the Obligations.
“Side Letter” means the letter agreement dated March 1, 2006 from the Secured Party to the Guarantor, and signed by each of the Secured Party, the Guarantor and the Debtor, which, among other things, amends the Funding Agreement and the Contribution Agreement and addresses the insurance shortfall of the Guarantor and the Debtor as of the date of such letter agreement with respect to the insurance coverage required by Section 5.10 of the Funding Agreement.
3. Creation of Security Interest. The Guarantor hereby pledges, grants, mortgages, charges, hypothecates, transfers assigns and creates to the Secured Party and grants to and in favour of the Secured Party a security interest in the following:
(a)	12,015,000 common shares in the capital stock of Pelangio Mines Inc. (the “Pelangio Stock”) and 1,790,941 common shares in the capital stock of Intrepid Minerals Corporation (the “Intrepid Stock”); and

(b)	all products, issues, profits, returns, income, supporting obligations and Proceeds of and from any and all of the foregoing (including, to the extent not otherwise included, all payments under insurance (whether or not the Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing).
4. Registration of Charged Securities. With respect to any Charged Securities in certificated form, the certificates representing such Charged Securities may remain registered in the name of the Guarantor, and the Guarantor shall at the option of the Secured Party either duly endorse such certificates in blank for transfer or execute stock powers of attorney in respect thereof; in either case with signatures guaranteed and with all documentation being in form and substance satisfactory to the Secured Party and any transfer agent appointed from time to time in respect of the Charged Securities; provided that the parties hereto agree that prior to the date of this Agreement that the Guarantor has delivered to the Secured Party the Pelangio Stock and the Intrepid Stock, together with relevant stock powers of attorney. With respect to any Charged Securities in uncertificated form evidenced in the records of a clearing agency or custodian or a nominee of either, the Guarantor shall cause the Security Interest to be recorded in the records of such clearing agency, custodian, or nominee in a manner which will satisfy the Secured Party that the Security Interest in such Charged Securities has been perfected by possession. Notwithstanding the foregoing, at any time and from time to time upon request by the Secured

5.

Party, the Guarantor shall cause any or all of the Charged Securities to be registered in the name of the Secured Party or its nominee, and the Secured Party is hereby appointed the irrevocable attorney of the Guarantor with full power of substitution to cause any or all of the Charged Securities to be registered in the name of the Secured Party or its nominee.
5. Further Description of Collateral. Without limiting the generality of the description of Collateral as set out in Section 3, for greater certainty the Collateral shall include all present and future Securities described in any schedule now or hereafter attached hereto. The Guarantor agrees to promptly inform the Secured Party in writing of the acquisition by the Guarantor of any securities which are received in substitution for, as stock dividends on, or as Proceeds of any Charged Securities, and the Guarantor hereby irrevocably constitutes and appoints the Secured Party or any officer thereof as its true and lawful attorney, with full power of substitution, to attach additional schedules to this Agreement from time to time to identify any such additional Securities which are so intended by the parties to be subject to the Security Interest.
6. Attachment. The parties acknowledge that value has been given, the Guarantor has rights in the Collateral and the parties have not agreed to postpone the time for attachment of the Security Interest.
7. Voting Rights. Until the Secured Party exercises its remedies under any Funding Document following an Event of Default, the Guarantor shall be entitled to exercise all voting rights attached to the Charged Securities and give consents, waivers and ratifications in respect thereof; provided, however, that no vote shall be cast or consent, waiver or ratification given or action taken which may adversely affect the interests of the Secured Party or the value of the Charged Securities or which would impose any restriction on the transferability of any of the Charged Securities.
All such rights of the Guarantor to vote and give consents, waivers and ratifications hereunder shall cease immediately upon the Secured Party exercising its remedies under any Funding Document following an Event of Default.
8. Dealing with Income and Proceeds. Upon the Secured Party exercising its remedies under any Funding Document following an Event of Default, all dividends, interest and other income in respect of Collateral and all Proceeds received by the Guarantor in respect of Collateral shall be received by the Guarantor as trustee for the Secured Party and shall forthwith be paid over to the Secured Party, to be applied against the Obligations or, at the option of the Secured Party, to be held as additional security for the Obligations.
9. Representations and Warranties. The Guarantor hereby represents and warrants to the Secured Party as follows and acknowledges that the Secured Party is relying upon such representations and warranties in its present and future dealings with the Guarantor and the Obligations:
(a)	the Guarantor has the capacity and authority to incur the Obligations, create the Security Interest and observe and perform all its obligations under this Agreement;

6.

(b)	the execution and delivery of this Agreement and the performance by the Guarantor of its obligations hereunder have been duly authorized by all necessary proceedings;

(c)	except for the Security Interest, the Collateral is owned by the Guarantor free from any mortgage, lien, charge, encumbrance, pledge, security interest or other claim whatsoever; and

(d)	the chief executive office of the Guarantor is located at the address of the Guarantor set out on the signing page of this Agreement.
10. Covenants. The Guarantor covenants and agrees with the Secured Party as follows:
(a)	it will not, without the Secured Party’s prior written consent, sell, exchange, transfer, assign, lend, charge, pledge, encumber or otherwise dispose of or deal in any way with the Collateral or any interest therein save and except to the Secured Party hereunder, or enter into any agreement or undertaking to do so;

(b)	it will do, make, execute and deliver such further and other assignments, transfers, deeds, security agreements and other documents as may be required by the Secured Party to grant to the Secured Party the Security Interest with the priority intended hereby and generally to accomplish the intention of this Agreement;

(c)	it will pay all expenses, including solicitors’ and receivers’ fees and disbursements, incurred by the Secured Party or its agents in connection with the preparation, perfection, preservation and enforcement of this Agreement; including all expenses incurred by the Secured Party or such agents in dealing with other creditors of the Guarantor in connection with the establishment and confirmation of the priority of the Security Interest; all of which expenses shall be payable by the Guarantor forthwith upon demand by the Secured Party and shall form part of the Obligations;

(d)	it will pay when due any and all calls, subscription monies and other amounts payable on or in respect of any Collateral and, if the Guarantor fails to do so, the Secured Party may (but shall not be obligated to) do so and, if the Secured Party does so, the Guarantor shall, upon demand by the Secured Party, reimburse the Secured Party for such payment and the Secured Party may debit any account or accounts of the Guarantor with such amount; and

(e)	it will, unless otherwise agreed by the Secured Party in writing, cause all tangible Collateral to be situated at the Denver, Colorado offices of the Secured Party at all times including when the Security Interest attaches to such tangible Collateral.
11. Enforcement. The Security Interest shall become enforceable immediately in connection with the Secured Party exercising its remedies under any Funding Document following an Event of Default.

7.

12. Remedies. Upon the Security Interest becoming enforceable, in addition to any other remedies available at law or equity or contained in any other agreement between the Guarantor and the Secured Party, the Secured Party may:
(a)	obtain, by any method permitted by law, possession of any Charged Securities which it does not then already hold;

(b)	realize upon, collect, sell, transfer, assign, give options to purchase, or otherwise dispose of and deal with the Collateral or any part thereof;

(c)	notify any parties obligated in respect of any Proceeds to make payment thereof to the Secured Party;

(d)	exercise all voting rights attached to the Charged Securities (whether or not registered in the name of the Secured Party or its nominee) and give or withhold all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the absolute owner thereof;

(e)	exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Charged Securities as if it were the absolute owner thereof including, without limitation, the right to exchange at its discretion any and all of the Charged Securities upon the merger, consolidation, reorganization, recapitalization or other readjustment of any issuer thereof, or upon the exercise by any issuer of any right, privilege or option pertaining to any of the Charged Securities, and in connection therewith, to deposit and deliver any of the Charged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it;

(f)	comply with any limitation or restriction in connection with any proposed sale or other disposition of the Charged Securities as may be necessary in order to comply with applicable law or regulation or any policy imposed by any stock exchange, securities commission or other governmental or regulatory authority or official, and the Guarantor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Secured Party be liable or accountable to the Guarantor for any discount in the sale price of the Charged Securities which may be given by reason of the fact that such Charged Securities are sold in compliance with any such limitation or restriction; and

(g)	file proofs of claim and other documents in order to have the claims of the Secured Party lodged in any bankruptcy, winding-up, or other judicial proceeding relating to the Guarantor.
13. Failure of Secured Party to Exercise Remedies. The Secured Party shall not be liable for any delay or failure to enforce any remedies available to it or to institute any proceedings for such purposes.

8.

14. Standards of Sale. (a) The Guarantor acknowledges that the Charged Securities are of a type customarily sold on a recognized market, and accordingly the Guarantor agrees that in connection with any enforcement of the Security Interest, the Secured Party may sell the Charged Securities pursuant to this agreement on a recognized market without notice to the
(b)	The Guarantor and the Secured Party acknowledge that any sale of Charged Securities must occur in compliance with the relevant provisions of the Securities Act (Ontario), as amended from time to time and any statute substituted therefor and any amendments thereto and, as may otherwise be applicable, corresponding legislation in other jurisdictions (“Securities Laws”), and that the Secured Party shall not be obliged to effect a public sale of the Charged Securities and may sell the Charged Securities pursuant to one or more private trades to a restricted group of purchasers who may be obliged to agree, among other things, to acquire the Charged Securities as principal and to comply with certain resale restrictions. The Secured Party shall be under no obligation to delay a sale of such Charged Securities for any period of time in order to permit the issuer thereof or any other person to qualify such Charged Securities for public sale under applicable Securities Laws. The Secured Party shall be under no obligation to sell the Charged Securities as a “control block” or at a premium to the “market price”, as defined under applicable Securities Laws. The Guarantor acknowledges that any private sale may be at prices and on other terms which may be less favourable than a public sale or a control block sale; and the Guarantor agrees that any such sale shall not, solely by reason of its being a private sale, be deemed to have been made otherwise than in a commercially reasonable manner. Upon the Security Interest becoming enforceable, the Guarantor consents, and agrees to use reasonable efforts to cause the issuer of such Charged Securities to consent, to the disclosure by the Secured Party to the public generally and to any prospective purchaser of the Charged Securities of any information relating to the Charged Securities, whether or not such information may be considered confidential at such time.

(c)	The Secured Party shall be entitled to purchase for itself any or all of the Collateral, whether in connection with a sale made under the power of sale herein contained or pursuant to judicial proceedings or otherwise.
15. Dealings by Secured Party. The Secured Party may grant extensions of time and other indulgences, take and give up securities, grant releases and discharges, and otherwise deal with the Collateral, the Guarantor and others as the Secured Party may see fit, without prejudice to the Obligations and the rights of the Secured Party to hold and realize upon the Security Interest. The Secured Party has no obligation to keep Collateral or any portion thereof identifiable.
16. Notices. Without prejudice to any other method of giving notice, all communications provided for or permitted hereunder shall be in writing and delivered in the same manner as provided for notices under the Funding Agreement to the addresses set forth below the signature blocks in this Agreement.

9.

17. Separate Security. This Agreement and the Security Interest are in addition to and not in substitution for any other security now or hereafter held by the Secured Party in respect of the Guarantor, the Obligations or the Collateral.
18. Power of Attorney. The Guarantor hereby constitutes and appoints the Secured Party or any officer thereof as its true, lawful and irrevocable attorney, with full power of substitution, to execute all documents and take any and all actions as may be necessary or desirable to perform any obligations of the Guarantor arising pursuant to this Agreement, and in executing such documents and taking such actions, to use the name of the Guarantor whenever and wherever it may be considered necessary or expedient. This power of attorney is coupled with an interest and may not be revoked.
19. Entire Agreement. This Agreement and the Guarantee including any schedules attached hereto constitutes the entire agreement between the Guarantor and the Secured Party relating to the subject matter hereof and no amendment to this agreement shall be effective unless it is in writing and signed by the Guarantor and the Secured Party. There are no representations, warranties or collateral agreements in effect between the Guarantor and the Secured Party relating to the Security Interest and the Collateral and possession of an executed copy of this Agreement by the Secured Party constitutes conclusive evidence that it was executed and delivered by the Guarantor free of all conditions.
20. Enurement. This Agreement shall enure to the benefit of the Secured Party and its successors and assigns and shall be binding on the Guarantor and the Guarantor’s successors and permitted assigns, as may be applicable. The Guarantor shall have no right to assign any benefit which it may be entitled to hereunder without the prior written consent of the Secured Party.
21. Headings. The headings in this Agreement are included for convenience of reference only, and shall not constitute a part of this Agreement for any other purpose.
22. Construction. In construing this Agreement, terms herein shall have the same meaning as defined in the PPSA, unless the context otherwise requires. The word “Guarantor”, the personal pronoun “it” or “its” and any verb relating thereto and used therewith shall be read and construed as required by and in accordance with the context in which such words are used. The term "successors” shall include, without limiting its meaning, any corporation resulting from the amalgamation of a corporation with another corporation. Where the context so requires, a word importing the singular shall include the plural and vice versa and a word importing gender shall include all genders.
23. Governing Law; Venue.
(a)	This Agreement shall be construed in accordance with and governed by the laws of the Province of Ontario. Notwithstanding the foregoing, for the purpose of legal proceedings, this Agreement has been negotiated, executed and delivered in Denver, Colorado.

(b)	EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NON EXCLUSIVE JURISDICTION OF, AT THE ELECTION OF

10.

SECURED PARTY, ANY UNITED STATES FEDERAL OR COLORADO STATE COURT SITTING IN DENVER, COLORADO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN THIS SECTION 23(b). EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(c)	THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING IN SAID COURTS BY THE MAILING THEREOF IN ACCORDANCE WITH SECTION 16 OF THIS AGREEMENT. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ROYAL GOLD TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(d)	Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(e)	EXCEPT AS PROHIBITED BY LAW, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY A JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER DOCUMENTS OR TRANSACTIONS RELATING THERETO.

(f)	The Guarantor represents and warrants that it has consulted with its legal counsel regarding all waivers under this Agreement.

11.

24. Release of Charged Securities.
(a)	The Secured Party shall, upon reasonable request from the Guarantor and provided there is no outstanding claim with respect to or in connection with the Charged Securities, release the Intrepid Stock from the Security Interest created pursuant to this Agreement following the later of (i) successful results for the Tests on Completion with respect to the Works as a whole, as determined in accordance with the Construction Agreement, and (ii) the issuance of the Taking-Over Certificate with respect to the Works as a whole. For the purposes of this paragraph, the terms “Tests on Completion,” “Works” and “Taking-Over Certificate” shall have the meanings set forth in the Construction Agreement on the date originally signed by the parties thereto, notwithstanding any subsequent changes, amendments, modifications or waivers under the Construction Agreement.

(b)	Following the satisfaction of all obligations under, and the termination of, Guaranty II, the Secured Party shall, upon reasonable request from the Guarantor and provided there is no outstanding claim with respect to or in connection with the Charged Securities, release the Pelangio Stock from the Security Interest created pursuant to this Agreement
25. Grace Periods. Notwithstanding anything herein to the contrary,
(a)	upon the occurrence of an Event of Default under any of the Funding Documents, the Secured Party agrees that it shall notify the Guarantor at least five (5) Business Days prior to the sale of any Charged Securities (the “Notice Period”). During such Notice Period, the Guarantor may (i) provide the Secured Party with suggestions regarding the disposition and sale of the relevant Charged Securities, provided that the final determination regarding all aspects of the disposition and sale of the relevant Charged Securities following expiration of the Notice Period shall be in the sole and exclusive discretion of the Secured Party, or (ii) deliver to the Secured Party an amount of cash or marketable securities in exchange for the relevant Charged Securities, provided that the decision related to whether such amount of cash or marketable securities is acceptable in exchange for such relevant Charged Securities shall be in the sole and exclusive discretion of the Secured Party; and

(b)	for a period of thirty (30) days following the occurrence of an Event of Default (as defined in the Contribution Agreement) under the Contribution Agreement, the Secured Party shall refrain from taking any action with respect to the sale of the Charged Securities to which it would otherwise be entitled, provided that if the Guarantor has not fully satisfied, or caused the full satisfaction of, its obligations with respect to all amounts to be funded by the Guarantor pursuant to the Contribution Agreement by the end of that thirty (30) day period, Royal Gold shall be entitled to exercise all remedies with respect to the sale of the Charged Securities provided for herein and in any of the other Funding Documents

12.

immediately thereafter; provided that the five (5) Business Day period described in Section 25(a) shall be included in this thirty (30) day period.
26. Miscellaneous.
(a)	If one or more of the provisions contained herein shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

(b)	In the event that any day, on or before which any action is required to be taken hereunder, is not a Business Day, then such action shall be required to be taken on or before the first Business Day thereafter.

(c)	The Secured Party may in writing (and not otherwise) waive any breach by the Guarantor of any provision of this Agreement or any default by the Guarantor in the observance or performance of any provision of this Agreement; provided always that no waiver by the Secured Party shall extend to or be taken in any manner whatsoever to affect any subsequent breach or default, whether of the same or a different nature, or the rights resulting therefrom.

(d)	The Guarantor acknowledges receipt of an executed copy of this Agreement.
Execution Pages Follow

     This Agreement has been executed and delivered by the Guarantor as of the ___day of February, 2006.

HIGH RIVER GOLD MINES LTD.

By:
Name:
Title:

By:
Name:
Title:

We have the authority to bind the Guarantor

Guarantor’s Address For Notice Purposes:

1700-155 University Avenue
Toronto, Ontario
M5H 3B7

Fax No. 416-360-0010

With a copy to:

Cassels Brock & Blackwell LLP
2100 Scotia Plaza, 40 King Street W.
Toronto, Ontario M5H 3C2
Attention: David Poynton
Fax no. 416-644-9348

Royal Gold’s Address for Notices and Service:

1600 Wynkoop Street
Suite 1000
Denver, Colorado
USA 80202-1132
Attention: President
Fax no. 303-595-9385
[EXECUTION PAGE TO PLEDGE OF SECURITIES]

Acknowledged and Agreed:

ROYAL GOLD, INC.

By:

Name:

Title:

[ACKNOWLEDGEMENT AND AGREEMENT PAGE TO PLEDGE OF SECURITIES]